Exhibit 99.1

Pier 1 Enters Plan Support Agreement with Certain Lenders and Announces Sale Process

Files Voluntary Chapter 11 Petitions to Facilitate Sale Process;

Engaged in Discussions with Multiple Potential Buyers

Receives Commitment of Approximately $256 Million in Debtor-in-Possession Financing

Stores and Pier1.com Remain Open and are Operating; Continuing to Provide Customers with Unique, On-Trend Merchandise and Exceptional Shopping Experience

Fort Worth, Texas – February 17, 2020 – Pier 1 Imports, Inc. (NYSE:PIR) (“Pier 1” or the “Company”) today announced that it has entered into a Plan Support Agreement (the “PSA”) with a majority of its term loan lenders and is pursuing a sale of the Company. To facilitate an orderly sale process and implement the PSA, the Company and its subsidiaries have commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the Eastern District of Virginia.

The Company also intends to use this process to complete the previously announced closure of up to 450 store locations, which includes the closure of all its stores in Canada. To date, the Company has closed or initiated going-out-business sales at over 400 locations. The Company is also in the process of closing two distribution centers to reflect its revised store footprint.

Robert Riesbeck, Pier 1’s Chief Executive Officer and Chief Financial Officer, said, “In recent months, we have taken significant steps forward in our business transformation and cost-reduction initiatives. We have worked to establish an appropriately sized and profitable store footprint, operating structure and merchandise assortment that will enable Pier 1 to better serve our customers across store and online channels. Today’s actions are intended to provide Pier 1 with additional time and financial flexibility as we now work to unlock additional value for our stakeholders through a sale of the Company. We are moving ahead in this process with the support of our lenders and are pleased with the initial interest as we engage in discussions with potential buyers.”

Pier 1 has received a commitment of approximately $256 million in debtor-in-possession financing from Bank of America N.A., Wells Fargo National Association, and Pathlight Capital LP. Following court approval, the Company expects this financing, together with cash flows from operations, to provide ample liquidity to support continued operations and the sale process through the Chapter 11 process.

Pier 1’s stores and online platform are open and operating, and the Company remains focused on providing customers with unique, on-trend merchandise and an exceptional shopping experience. The Company expects to operate its business in the normal course during this process.

Mr. Riesbeck added, “We will continue to serve our customers regardless of how and where they shop with the style, value and selection of merchandise they want as we move through this process, and we are committed to working seamlessly with our vendors and partners. We appreciate the ongoing dedication of our associates, whose efforts in providing our loyal customers with the experience they expect from our brand are critical to our success and the future of Pier 1.”

The Company is filing customary first day motions that, once approved by the court, will allow the Company to smoothly transition its business into Chapter 11, including, among other things, granting authority to pay wages and benefits and honor customer commitments in the ordinary course of business. The Company will also continue to pay vendors and suppliers in the ordinary course for all goods and services provided on or after the Chapter 11 filing date.

Pier 1 intends to conduct a court-supervised sale process and complete the sale through a Chapter 11 plan. Pier 1 expects that the deadline to submit qualified binding bids will be on or around March 23, 2020, subject to procedures to be approved by the court.

In connection with its plans to close all its stores in Canada, Pier 1 is also commencing proceedings in Canada.

Court filings and other documents related to the court-supervised process are available at https://dm.epiq11.com/Pier1, or by calling the Company’s claims agent, Epiq Corporate Restructuring LLC, at (866) 977-0883 (or +1 (503) 520-4412 for international calls) or sending an email to pierone@epiqglobal.com.

A&G Realty Partners is assisting the Company with its previously announced store closures and lease modifications. Pier 1 landlords are encouraged to contact A&G Realty Partners through its website, www.agrep.com.

Kirkland & Ellis LLP and Osler, Hoskin & Harcourt LLP are serving as legal advisors to Pier 1 in the U.S. and Canada, respectively. AlixPartners LLP is serving as the Company’s restructuring advisor and Guggenheim Securities, LLC is serving as the Company’s investment banker.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Pier 1 and the other Debtors may also make forward-looking statements in other reports filed with the United States Securities and Exchange Commission (“SEC”), in press releases, in presentations and in material delivered to Pier 1’s shareholders. Forward-looking statements provide current expectations of future events based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors. These statements encompass information that does not directly relate to any historical or current fact and often may be identified with words such as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and other similar expressions.

Management’s expectations and assumptions regarding: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, Pier 1’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the effects of the Chapter 11 Cases on Pier 1 and on the interests of various constituents; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; the potential adverse effects of the Chapter 11 Cases on Pier 1’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Debtors’ reorganization; the conditions to which Pier 1’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Debtors’ control; Pier 1’s ability to consummate sales of its assets and the terms and conditions of any such sales; the effectiveness of Pier 1’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the effectiveness of Pier 1’s relationships with, and operations of, its key suppliers; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; changes in foreign currency values relative to the U.S. dollar; Pier 1’s ability to retain its senior management team; continued volatility in the price of Pier 1’s common stock; and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

Additional risks and uncertainties that may affect the Debtors operations and performance include, among others: the failure by Pier 1 to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; the inability of Pier 1 to anticipate, identify and respond to changing customer trends and preferences for home décor and furniture and to identify, source, ship and deliver items of acceptable quality to its U.S. distribution and fulfillment centers, stores and customers at reasonable prices and rates in a timely fashion; risks related to outsourcing certain business processes to third-party vendors, including disruptions in business, cyber security threats and increased costs; an overall decline in the health of the U.S. economy and its impact on consumer confidence and spending;

disruptions in Pier 1’s domestic supply chain or e Commerce website; failure to successfully manage and execute Pier 1’s marketing initiatives; negative impacts from a failure to control merchandise returns and recalls; potential impairment charges on certain long-lived assets; Pier 1’s access to adequate operating cash flow, trade credit, borrowed funds and capital to fund its operations and pay its obligations as they become due, including the impact of continued deterioration of Pier 1’s financial performance or adverse trends or disruption in the global credit and equity markets; the highly competitive retail environment with companies offering similar specialty home merchandise; factors affecting consumer spending, including employment levels and disposable income, interest rates, consumer debt levels, fuel and transportation costs and other factors; an inability to operate in desirable locations at reasonable rental rates and to close underperforming stores at or before the completion of their lease terms; failure to attract, motivate and retain an effective management team or changes in the cost or availability of a suitable workforce; failure to successfully manage omni-channel operations; seasonal variations; increases in costs that are outside Pier 1’s control; adverse weather conditions and natural disasters; risks related to Pier 1’s dependence on technology in the operation of its business; failure to protect consumer data; failure to successfully implement new information technology systems and enhance existing systems; risks related to cybersecurity and e-Commerce related fraud; failure to maintain positive brand perception and recognition; risks related to imported merchandise including the health of global, national, regional, and local economies and their impact on vendors, manufacturers and merchandise; factors beyond Pier 1’s control, including general economic and market conditions, fluctuations in Pier 1’s financial condition or other factors that could affect the common stock price; risks related to actions by activist shareholders; regulatory and legal risks; and litigation risks.

Pier 1 assumes no obligation to update or otherwise revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized. Additional information concerning these risks and uncertainties is contained in Pier 1’s Annual Report on Form 10 K for the fiscal year ended March 2, 2019, as filed with the SEC and in Pier 1’s other filings with the SEC.

About Pier 1 Imports, Inc.

Founded with a single store in 1962, Pier 1 Imports is a leading omni-channel retailer of unique home décor and accessories. The Company’s products are available through approximately 930 Pier 1 stores in the U.S. and online at pier1.com. For more information or to find the nearest store, please visit pier1.com.

Pier 1 Contact:

Jennifer Engstrand Reeder

mediarelations@pier1.com

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Leigh Parrish / Andrea Rose

212-355-4449

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